UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2010

Saia, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-49983	48-1229851
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11465 Johns Creek Parkway, Suite 400, Johns Creek, Georgia		30097
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	770-232-5067

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 10, 2010, Herbert A. Trucksess, III, Chairman of the Board of Directors of Saia, Inc. (the "Company") adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell Company securities. The plan is part of Mr. Trucksess’ tax and financial planning strategy to provide diversification and liquidity.

The plan adopted by Mr. Trucksess provides for the sale of up to 220,000 shares of the Company’s common stock, subject to minimum price thresholds specified in the plan. The first sale under the plan may not take place until August 1, 2010. Sales under the plan will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The new plan cancels and replaces the plan Mr. Trucksess entered into on August 10, 2009.

Except as otherwise required by law, the Company does not undertake to report Rule 10b5-1 plans that may be adopted by any officers or directors in the future, or to report any modification or termination of any publicly announced plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saia, Inc.

June 16, 2010	By:	James A Darby

Name: James A Darby
Title: Vice President of Finance and Chief Financial Officer